Exhibit 10.30

FORM OF

RIGHT TO REPURCHASE AGREEMENT

This Right to Repurchase Agreement (the “Agreement”) dated as of                     , is made between Chuy’s Holdings, Inc., a Delaware corporation (the “Company”), and                     , an individual with a principal place of residence located at                      (“Employee”).

R E C I T A L S

A. In exchange for providing services to the Company, the Employee is entitled to purchase              shares of the Company’s Common Stock (“Common Stock”).

B. The parties desire to enter into this Agreement to provide for the Company’s right to repurchase any and all such shares of the Company’s Common Stock purchased by Employee.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:

I.            REPURCHASE RIGHT

1.1    Repurchase of Capital Stock.    (a) In connection with                                         , Employee can purchase up to              shares of the Company’s Common Stock at the initiation of this Agreement at a price of              per share. These shares will be owned by the Employee, but held by the Company. The Company has the exclusive right to repurchase all such shares from the Employee, within twelve months of the termination of Employee’s employment, at fair market value. Fair market value will be determined by the board of directors of the Company, in its sole discretion, as of the date of the Repurchase Notice (as defined below).

(b)    If the Company elects to exercise its right to repurchase, the Company will deliver a written notice (a “Repurchase Notice”) to Employee to such effect.

(c)    The shares to which the Repurchase Notice relates (the “Surrendered Shares”) will be surrendered for repurchase within ten calendar days of the receipt of the Repurchase Notice (the “Repurchase Date”). On the Repurchase Date, Employee will represent and warrant to the Company that the Employee has good title to such Surrendered Shares free and clear of any liens. All certificates for Surrendered Shares will be duly endorsed in favor of the Company by the Employee, or accompanied by a duly executed stock or security assignment in favor of the Company. The Company may pay for such Surrendered Shares in pursuant to a check or promissory note.

II.            GENERAL PROVISIONS

2.1    Notices.    All notices and other communications under this Agreement will be in writing and will be deemed given (i) when delivered personally by hand (with written confirmation of receipt), (ii) when sent by facsimile (with written confirmation of transmission) or (iii) one business day following the day sent by overnight courier (with written confirmation of receipt), in each case at the following addresses and facsimile numbers (or to such other address or facsimile number as a party may have specified by notice given to the other party pursuant to this provision):

If to Employee, to:

Facsimile No.:

[with a copy to:

Facsimile No.:
Attention: ]

If to the Company, to:	Chuy’s Holdings, Inc. 1623 Toomey Road Austin, Texas 78704
Facsimile No.: Attention:

with copies to:	Goode Partners LLC 767 Third Avenue 22nd Floor
New York, New York 10017 Facsimile No.: 212-317-2827 Attention: David J. Oddi

Jones Day 222 East 41st Street
New York, New York 10017 Attention: Randi C. Lesnick Facsimile: 212-755-7306

2.2    Binding Effect; Assignment.    This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this

Agreement except as provided below. This Agreement may not be assigned by either party without the prior written consent of the other party.

2.3    Governing Law.    The provisions of this Agreement will be construed and interpreted under the laws of Delaware applicable to agreements made and performed in such State.

2.4    Amendments; Waiver.    Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by all parties to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

2.5    Remedies.    All rights and remedies provided pursuant to this Agreement or by law will be cumulative, and no such right or remedy will be exclusive of any other. A party may pursue any one or more rights or remedies hereunder or may seek damages or specific performance in the event of another party’s breach hereunder or may pursue any other remedy by law or equity, whether or not stated in this Agreement.

2.6    Entire Agreement.    This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

In Witness Whereof, the parties have executed this Agreement as of the day and year written above.

Chuy’s Holdings Inc.
By:
Name:
Title:

In connection with the sale of our common stock, Chuy’s Holdings, Inc. has entered into a Right to Repurchase Agreement with the following: Frank Biller, Michael Hatcher, John Mountford, Sharon Russell and Ted Zapp.